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Filed by: Key Production Company, Inc.
This Communication is filed pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934.
Subject Company: Key Production Company, Inc.
Commission File Number: 001-11769

ADDITIONAL INFORMATION

        In connection with the previously announced spin-off and merger involving the exploration and production division of Helmerich & Payne, Inc. (H&P), Key Production Company, Inc. (Key) and the company that has been formed to receive the exploration and production assets of H&P, Cimarex Energy, Co. (Cimarex), will file a proxy statement/prospectus with the SEC. Investors and security holders are urged to carefully read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about Key and H&P's oil and gas division, without charge, at the SEC's web site at www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to either: Key Production Company, Inc., 707 Seventeenth Street, Suite 3300, Denver, Colorado 80202, Attention: Sharon M. Pope, Assistant Corporate Secretary; telephone 303-295-3995, fax: 303-295-3494, or Helmerich & Payne, Inc, Utica at Twenty-First Street, Tulsa, Oklahoma 74114, Attention: Steven R. Mackey, Corporate Secretary; telephone 918-742-5531, fax 918-743-2671.

PARTICIPANTS IN SOLICITATION

        H&P, Cimarex, Key and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Key's shareholders in connection with the proposed merger. Information concerning Key's participants in the solicitation is set forth in Key's proxy statement dated April 26, 2001, which is filed with the SEC. Hans Helmerich, Douglas E. Fears and Steven R. Mackey are currently directors of Cimarex, and each of them and Steven R. Shaw are currently officers of Cimarex (the "Cimarex Participants"). None of the Cimarex Participants beneficially owns any shares of Cimarex common stock. The Cimarex Participants are all executive officers of H&P. Information concerning H&P's participants in the solicitation is set forth in H&P's proxy statement dated January 25, 2002, which is filed with the SEC. Key's shareholders may obtain additional information about the interests of all such participants in the proposed merger by reading the proxy statement/prospectus when it becomes available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

CONTACT:	Paul Korus (303) 295-3995	FOR RELEASE AT 6:00 A.M. (MST) Monday, May 6, 2002

KEY REPORTS FIRST-QUARTER 2002 FINANCIAL RESULTS

        Key Production Company, Inc. (NYSE: KP) today reported a first-quarter 2002 net loss of $2.1 million, or $0.15 per share. This compares to first-quarter 2001 net income of $13.1 million, or $0.91 per diluted share.

        As previously reported, the results for the first quarter of 2002 include $4.4 million ($3.1 million after tax, or $0.22 per share) of charges related to the company's planned merger with the oil and gas division of Helmerich & Payne, Inc. (NYSE: HP), separation pay and other unusual items.

        Because of much lower gas and oil prices, Key's first-quarter 2002 revenues declined 59 percent to $16.4 million versus $39.8 million during the same three months of 2001. Key realized $2.22 per thousand cubic feet (Mcf) for its gas sales, down from $7.55 per Mcf in the first quarter of 2001. Similarly, the average selling price for oil fell 27 percent to $19.51 per barrel during the quarter just ended.

        Aggregate first-quarter 2002 production volumes were 68.6 million cubic feet (MMcf) equivalent per day. Compared to a year earlier, natural gas production rose three percent to 43.6 MMcf per day while oil volumes decreased six percent to 4,168 barrels per day.

        Capital expenditures during the latest quarter totaled $7.2 million versus $24.8 during the first three months of 2001. At March 31, 2002, shareholders' equity was $132.6 million and debt outstanding totaled $34.0 million, which equates to a debt to capitalization ratio of 20 percent.

        On February 25, 2002, Key Production and Helmerich & Payne, Inc (H&P) jointly announced that they had signed a definitive agreement providing for H&P to spin off its oil and gas division to its shareholders and for the newly spun company to combine with Key. The combined company, named Cimarex Energy Co., will be a new publicly traded exploration and production company. The boards of directors of H&P and Key have each unanimously approved the contemplated transaction. The transaction will close after receipt of necessary Key shareholder and regulatory approvals, including the receipt of a favorable letter ruling from the Internal Revenue Service. Closing will likely occur in the third calendar quarter of 2002. Approval of the transaction by H&P's shareholders will not be required. Subject to a favorable IRS ruling, it is anticipated that the transaction will be tax free to H&P and will be tax deferred to the shareholders of H&P and Key. Application will be made for Cimarex shares to be listed on the New York Stock Exchange.

CONFERENCE CALL

        Management of Key will conduct a conference call to review first quarter results and operational matters on Monday, May 6, at 12:00 p.m. Mountain Time. Interested parties in the U.S. and Canada may access the call by dialing (800) 881-5262 and requesting the Key Production Company, Inc. teleconference.

        Key is a Denver-based independent natural gas and crude oil exploration and production company with operations focused in western Oklahoma, the Gulf Coast, California and the Rocky Mountain region.

ADDITIONAL INFORMATION

        In connection with the previously announced spin-off and merger involving the exploration and production division of Helmerich & Payne, Inc. (H&P), Key Production Company, Inc. (Key) and the company that has been formed to receive the exploration and production assets of H&P, Cimarex Energy, Co. (Cimarex), will file a proxy statement/prospectus with the SEC. Investors and security holders are urged to carefully read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about Key and H&P's oil and gas division, without charge, at the SEC's web site at www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to either: Key Production Company, Inc., 707 Seventeenth Street, Suite 3300, Denver, Colorado 80202, Attention: Sharon M. Pope, Assistant Corporate Secretary; telephone 303-295-3995, fax: 303-295-3494, or Helmerich & Payne, Inc, Utica at Twenty-First Street, Tulsa, Oklahoma 74114, Attention: Steven R. Mackey, Corporate Secretary; telephone 918-742-5531, fax 918-743-2671.

PARTICIPANTS IN SOLICITATION

        H&P, Cimarex, Key and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Key's shareholders in connection with the proposed merger. Information concerning Key's participants in the solicitation is set forth in Key's proxy statement dated April 26, 2001, which is filed with the SEC. Hans Helmerich, Douglas E. Fears and Steven R. Mackey are currently directors of Cimarex, and each of them and Steven R. Shaw are currently officers of Cimarex (the "Cimarex Participants"). None of the Cimarex Participants beneficially owns any shares of Cimarex common stock. The Cimarex Participants are all executive officers of H&P. Information concerning H&P's participants in the solicitation is set forth in H&P's proxy statement dated January 25, 2002, which is filed with the SEC. Key's shareholders may obtain additional information about the interests of all such participants in the proposed merger by reading the proxy statement/prospectus when it becomes available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

        Summary financial information follows:

KEY PRODUCTION COMPANY, INC.
SUMMARY FINANCIAL INFORMATION
(Unaudited)

	For the Three Months Ended March 31,
	2002	2001(1)
SUMMARY OF OPERATIONS
(In thousands, except per share data)
Revenues:
Gas sales	$8,727	$28,771
Oil sales	7,320	10,703
Plant product sales	211	249
Other	107	48

	16,365	39,771

Operating expenses:
Depreciation, depletion and amortization	7,913	8,604
Lease operating	4,308	3,852
Production taxes	1,004	2,486
General and administrative	5,642	851

	18,867	15,793

Operating income (loss)	(2,502)	23,978

Financing costs:
Interest expense	298	693
Capitalized interest	(81)	(351)
Interest income	(10)	(73)

	207	269

Income (loss) before income taxes	(2,709)	23,709
Provision (benefit) for income taxes	(600)	8,779

Income (loss) before cumulative effect of change in accounting method	(2,109)	14,930
Cumulative effect of change in accounting method, net of income tax benefit of $1,143	—	(1,825)

Net income (loss)	$(2,109)	$13,105

Basic earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting method	$(0.15)	$1.07
Cumulative effect of change in accounting method, net of income tax benefit	—	(0.13)

	$(0.15)	$0.94

Diluted earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting method	$(0.15)	$1.03
Cumulative effect of change in accounting method, net of income tax benefit	—	(0.12)

	$(0.15)	$0.91

Weighted average basic shares	14,057	13,961

Weighted average diluted shares	14,057	14,433

(1)
Financial information for the three months ended March 31, 2001 has been restated to reflect the change in accounting method for depletion of our oil and gas properties.

KEY PRODUCTION COMPANY, INC.
SUMMARY FINANCIAL INFORMATION
(Unaudited)

	For the Three Months Ended March 31,
	2002	2001
PRODUCTION AND PRICING DATA
Natural gas production:
Million cubic feet	3,923	3,809
Average daily volumes, million cubic feet per day	43.6	42.3
Average price per thousand cubic feet	$2.22	$7.55
Oil production:
Barrels	375,200	398,500
Average daily volumes, barrels per day	4,168	4,427
Average price per barrel	$19.51	$26.86
NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands)
Net income (loss)	$(2,109)	$13,105
Depreciation, depletion and amortization	7,913	8,604
Cumulative effect of change in accounting method	—	2,968
Deferred taxes	(742)	3,511
Other non-cash items	154	369

	5,216	28,557
Changes in operating assets and liabilities	(649)	3,306

Net cash provided by operating activities	$4,567	$31,863

CAPITALIZED COSTS INCURRED
(In thousands)
Exploration and development	$7,176	$24,730
Acquisitions	—	36
Property sales	—	(1)
	March 31, 2002	December 31, 2001
BALANCE SHEET DATA
(In thousands)
Total debt, including current portion	$34,000	$34,000
Shareholders' equity	$132,563	$134,227
Common shares outstanding	14,080	14,041

        This news release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's periodic reports filed with the Securities and Exchange Commission.

-end-

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  ADDITIONAL INFORMATION
  PARTICIPANTS IN SOLICITATION
KEY REPORTS FIRST-QUARTER 2002 FINANCIAL RESULTS
  CONFERENCE CALL
  ADDITIONAL INFORMATION
  PARTICIPANTS IN SOLICITATION
KEY PRODUCTION COMPANY, INC. SUMMARY FINANCIAL INFORMATION (Unaudited)